Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216
Friday, January 13, 2017
WELLS FARGO REPORTS $5.3 BILLION IN QUARTERLY NET INCOME;
Diluted EPS of $0.96 included net hedge ineffectiveness accounting impact of $(0.07)

▪	Full year 2016

◦	Net income of $21.9 billion, compared with $22.9 billion in 2015

◦	Diluted earnings per share (EPS) of $3.99, compared with $4.12

◦	Revenue of $88.3 billion, up 3 percent

◦	Return on assets (ROA) of 1.16 percent and return on equity (ROE) of 11.49 percent

◦	Returned $12.5 billion to shareholders through common stock dividends and net share repurchases

▪	Fourth quarter 2016

◦	Net income of $5.3 billion, compared with $5.6 billion in fourth quarter 2015

▪	Included net hedge ineffectiveness accounting impact of $(592) million

◦	Diluted EPS of $0.96, compared with $1.00

▪	Included net hedge ineffectiveness accounting impact of $(0.07)

◦	Revenue of $21.6 billion, consistent with fourth quarter 2015

▪	Net interest income of $12.4 billion, up 7 percent

◦	ROA of 1.08 percent and ROE of 10.94 percent

◦	Total average loans of $964.1 billion, up $51.9 billion, or 6 percent

◦	Total average deposits of $1.3 trillion, up $67.3 billion, or 6 percent

◦	Provision expense of $805 million, down $26 million, or 3%

◦	Nonaccrual loans of $10.4 billion, down $998 million, or 9 percent
◦Common Equity Tier 1 ratio (fully phased-in) of 10.7 percent1

1 See table on page 36 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended		Year ended Dec. 31,
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	2016	2015
Earnings
Diluted earnings per common share	$0.96	1.03	1.00	3.99	4.12
Wells Fargo net income (in billions)	5.27	5.64	5.58	21.94	22.89
Return on assets (ROA)	1.08%	1.17	1.24	1.16	1.31
Return on equity (ROE)	10.94	11.60	11.93	11.49	12.60
Return on average tangible common equity (ROTCE)(a)	13.16	13.96	14.30	13.85	15.17
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.37%	0.33	0.36	0.37	0.33
Allowance for credit losses as a % of total loans	1.30	1.32	1.37	1.30	1.37
Allowance for credit losses as a % of annualized net charge-offs	348	396	380	356	433
Other
Revenue (in billions)	$21.6	22.3	21.6	88.3	86.1
Efficiency ratio (b)	61.2%	59.4	58.4	59.3	58.1
Average loans (in billions)	$964.1	957.5	912.3	950.0	885.4
Average deposits (in billions)	1,284.2	1,261.5	1,216.8	1,250.6	1,194.1
Net interest margin	2.87%	2.82	2.92	2.86	2.95

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $3.99 for 2016, compared with $4.12 for 2015. Full year net income in 2016 was $21.9 billion, compared with $22.9 billion in 2015. For fourth quarter 2016, net income was $5.3 billion, or $0.96 per share, compared with $5.6 billion, or $1.00 per share, for fourth quarter 2015, and $5.6 billion, or $1.03 per share, for third quarter 2016.

Chief Executive Officer Tim Sloan said, "We continued to make progress in the fourth quarter in rebuilding the trust of our customers, team members and other key stakeholders. I am pleased with the progress we have made in customer remediation, the ongoing review of sales practices across the company and fulfilling our regulatory requirements for sales practices matters. As planned, we launched our new Retail Bank compensation program this month, which is based on building lifelong relationships with our customers. While we have more work to do, I am proud of the effort of our entire team to make things right for our customers and team members and to continue building a better Wells Fargo for the future.”

Chief Financial Officer John Shrewsberry said, “Wells Fargo had solid underlying performance in the fourth quarter as we continued to benefit from our diversified business model. Net interest income increased from the prior quarter, largely driven by growth in loans and investments, as well as higher interest rates. Noninterest income declined from the prior quarter due to net hedge accounting ineffectiveness associated with our hedging of long-term debt as part of our asset/liability management program, as well as lower market-sensitive revenue. Other sources of noninterest income were diversified and stable with the prior quarter. Credit quality remained solid in the quarter, and we returned $3.0 billion to shareholders in the quarter, with a full year 2016 net payout ratio2 of 61 percent."
2 Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Net Interest Income
Net interest income in fourth quarter 2016 increased $450 million from third quarter 2016 to $12.4 billion, primarily due to growth in loans and investment securities, higher interest income on trading assets, higher variable income including periodic dividends and fees, and a modest benefit from higher interest rates in the quarter.

Net interest margin was 2.87 percent, up 5 basis points from third quarter 2016, driven by growth in loans, investment securities and trading assets, and the impact from higher interest rates. Income from variable sources contributed approximately two basis points in the quarter. These benefits were partially offset by growth in funding balances, primarily long-term debt and deposits.

Noninterest Income
Noninterest income in the fourth quarter was $9.2 billion, compared with $10.4 billion in third quarter 2016. Fee income in many of the businesses in the quarter was stable compared with the prior quarter; however, linked-quarter results included a $592 million loss due to the impact of higher interest rates and currency movements on hedging results (net hedge ineffectiveness accounting loss) reflected in Other income. The linked-quarter decline also reflected decreases in trading income and mortgage banking fees, partially offset by higher equity gains and stronger investment banking fees.

Net loss from trading activities was $109 million in the fourth quarter, compared with a net gain of $415 million in the third quarter. Of the total linked-quarter decline of $524 million, $223 million resulted from a decrease in secondary trading, reflecting lower client volumes compared with a strong third quarter, as well as seasonality and fewer trading days in the quarter. Market-driven changes in credit spreads and higher swap rates resulted in a $61 million decline from credit valuation adjustments (CVA) in the quarter. Additionally, $204 million of the decline was associated with items that were offset in other areas, and were therefore neutral to net income:

•
$98 million of losses resulted from certain hedged trading positions in our equity and residential mortgage-backed security books in which dividend and interest payments were recognized in net interest income and corresponding declines in the value of associated hedges were reflected in trading losses.

•	Deferred compensation trading gains, which were largely offset in employee benefits expense, declined $106 million from the third quarter.

Mortgage banking noninterest income was $1.4 billion, compared with $1.7 billion in third quarter 2016. Residential mortgage loan originations were $72 billion in the fourth quarter, up from $70 billion in the third quarter. The production margin on residential held-for-sale mortgage loan originations3 was 1.68 percent, down from 1.81 percent in the third quarter. Mortgage servicing income declined to $196 million in the fourth quarter from $359 million in the third quarter, primarily due to higher unreimbursed servicing costs.

Other income was $(382) million, compared with $315 million in third quarter, and included $592 million in hedge ineffectiveness losses, net of related economic hedges, resulting from certain key interest rate and foreign currency
3 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 41 for more information.

fluctuations. Full year 2016 net hedge ineffectiveness losses were $15 million, as prior quarters included net gains. Substantially all of the ineffectiveness related to hedges of U.S. dollar and non-U.S. dollar long-term debt.

Background on Hedge Ineffectiveness
As part of Wells Fargo's ongoing funding strategy, the Company is a regular issuer of long-term debt, which typically is fixed rate in order to meet the demands of debt investors. As part of the Company’s asset/liability management program, however, this fixed rate is typically swapped to floating rate in order to balance the Company's deposit-oriented liability structure to better align with the interest rate sensitivity characteristics of the Company's assets. While the majority of long-term debt is issued in U.S. dollars, non-U.S. dollar issuances are also used to diversify funding sources. Any non-U.S. dollar issuance is either swapped to U.S. dollars or is identified to be directly funding non-U.S. dollar assets. While the Company believes this hedging strategy is prudent from an asset/liability management perspective, it is generally not possible to achieve a perfect accounting hedge due to differences in the required valuation measurement of the hedging instrument, such as an interest rate swap, and the hedged risk component of the Company's long-term debt.

From an accounting standpoint, the measurement of the “effectiveness” of the hedge occurs throughout the quarter up to and including the last day of the quarter and results, therefore, can be affected by that point-in time calculation. While the hedge ineffectiveness recognized over the life of hedging relationships is expected to be zero as long as hedge accounting is maintained and the hedges are held to maturity, periodic ineffectiveness is recognized in other noninterest income as interest rate and foreign currency fluctuations occur. In first quarter 2016, for example, a sharp decline in interest rates and foreign currency fluctuations drove a net hedge accounting gain of $379 million in the Company’s other noninterest income. Conversely, the net hedge accounting losses in fourth quarter 2016 were driven by a sharp increase in certain interest rates and foreign currency fluctuations. Reported results in any quarter can also be affected by a related but separate economic hedging strategy the Company employs, also utilizing interest rate swaps, to partially offset the periodic volatility caused by the required effectiveness measurement.

The Financial Accounting Standards Board issued an exposure draft on hedge accounting guidelines and is expected to issue new guidance in 2017. If issued in its current form, the interest rate-related ineffectiveness associated with the Company's long-term debt hedges would be significantly reduced.

Noninterest Expense
Noninterest expense in the fourth quarter declined $53 million from the prior quarter to $13.2 billion, primarily due to lower operating losses, charitable donations, which were elevated in the third quarter due to a $107 million donation to the Wells Fargo Foundation, and deferred compensation expense (included in employee benefits expense and largely offset in revenue). Fourth quarter expenses included typically higher outside professional services, equipment, and advertising. Fourth quarter foreclosed asset expense increased from the third quarter which included an elevated level of commercial real estate recoveries. The efficiency ratio increased to 61.2 percent in fourth quarter 2016, compared with 59.4 percent in the prior quarter, primarily due to the impact of hedge ineffectiveness losses on revenue. The efficiency ratio for full year 2016 was 59.3 percent. The Company expects the efficiency ratio to remain at an elevated level.

Loans
Total loans were $967.6 billion at December 31, 2016, up $6.3 billion from September 30, 2016. Loan growth in the quarter was affected by the deconsolidation of certain previously sold reverse mortgage loans, which resulted from the sale of the related servicing, and reduced real estate 1-4 family first mortgages by $3.8 billion (offset in long-term debt). Commercial and industrial, commercial real estate, credit card and lease financing all grew in the quarter, while real estate 1-4 family junior lien mortgage and automobile declined. Total average loans were $964.1 billion in the fourth quarter, up $6.7 billion from the prior quarter.
Period-End Loan Balances

(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Commercial	$506,536	496,454	494,538	488,205	456,583
Consumer	461,068	464,872	462,619	459,053	459,976
Total loans	$967,604	961,326	957,157	947,258	916,559
Change from prior quarter	$6,278	4,169	9,899	30,699	13,326

Investment Securities
Investment securities were $407.9 billion at December 31, 2016, up $17.1 billion from third quarter, as approximately $44 billion of purchases, predominantly federal agency mortgage-backed securities in the available-for-sale portfolio, were partially offset by run-off.

Net unrealized losses on available-for-sale securities were $1.8 billion at December 31, 2016, compared with net unrealized gains on available-for-sale securities of $4.5 billion at September 30, 2016, as the impact from higher interest rates was partially offset by tighter credit spreads.

Deposits
Total average deposits for fourth quarter 2016 were $1.3 trillion, up 2 percent from the prior quarter, driven by both commercial and consumer growth. The average deposit cost for fourth quarter 2016 was 12 basis points, up 1 basis point from the prior quarter.

Capital
Capital levels remained strong in the fourth quarter, with a Common Equity Tier 1 ratio (fully phased-in) of 10.7 percent1. While flat from the prior quarter, Common Equity Tier 1 experienced a decline due to changes in unrealized gains/losses recognized in Other comprehensive income (OCI) resulting from higher interest rates experienced in the fourth quarter, which were largely offset by a decline in standardized risk-weighted assets, primarily due to a decrease in the Company's exposure to counterparty risk. In fourth quarter 2016, the Company repurchased 24.9 million shares of its common stock and entered into a $750 million forward repurchase transaction, which settled on January 12, 2017, for 14.7 million shares. The Company paid a quarterly common stock dividend of $0.38 per share, up from $0.375 per share a year ago.

Credit Quality
“Credit results were stable in the fourth quarter and overall credit quality continued to be driven by strong performance in the commercial and consumer real estate portfolios," said Chief Risk Officer Mike Loughlin. "Continued improvement in residential real estate and stabilization in oil and gas industry conditions drove a $100 million reserve release4 in the fourth quarter."

Net Loan Charge-offs
The quarterly loss rate of 0.37 percent (annualized) reflected commercial losses of 0.20 percent and consumer losses of 0.56 percent. Credit losses were $905 million in fourth quarter 2016, up $100 million, from third quarter 2016. Consumer losses increased $64 million, driven by losses in the credit card, automobile and other revolving credit and installment portfolios. Commercial losses were up $36 million, driven by $32 million in lower recoveries.
Net Loan Charge-Offs

	Quarter ended
	December 31, 2016		September 30, 2016		June 30, 2016
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$256	0.31%	$259	0.32%	$368	0.46%
Real estate mortgage	(12)	(0.04)	(28)	(0.09)	(20)	(0.06)
Real estate construction	(8)	(0.13)	(18)	(0.32)	(3)	(0.06)
Lease financing	15	0.32	2	0.04	12	0.27
Total commercial	251	0.20	215	0.17	357	0.29
Consumer:
Real estate 1-4 family first mortgage	(3)	—	20	0.03	14	0.02
Real estate 1-4 family junior lien mortgage	44	0.38	49	0.40	62	0.49
Credit card	275	3.09	245	2.82	270	3.25
Automobile	166	1.05	137	0.87	90	0.59
Other revolving credit and installment	172	1.70	139	1.40	131	1.32
Total consumer	654	0.56	590	0.51	567	0.49
Total	$905	0.37%	$805	0.33%	$924	0.39%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $644 million from third quarter 2016 to $11.4 billion. Nonaccrual loans decreased $602 million from third quarter to $10.4 billion reflecting lower consumer real estate, commercial and industrial, and commercial real estate nonaccruals.

4 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	December 31, 2016		September 30, 2016		June 30, 2016
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$3,216	0.97%	$3,331	1.03%	$3,464	1.07%
Real estate mortgage	685	0.52	780	0.60	872	0.68
Real estate construction	43	0.18	59	0.25	59	0.25
Lease financing	115	0.60	92	0.49	112	0.59
Total commercial	4,059	0.80	4,262	0.86	4,507	0.91
Consumer:
Real estate 1-4 family first mortgage	4,962	1.80	5,310	1.91	5,970	2.15
Real estate 1-4 family junior lien mortgage	1,206	2.61	1,259	2.62	1,330	2.67
Automobile	106	0.17	108	0.17	111	0.18
Other revolving credit and installment	51	0.13	47	0.12	45	0.11
Total consumer	6,325	1.37	6,724	1.45	7,456	1.61
Total nonaccrual loans	10,384	1.07	10,986	1.14	11,963	1.25
Foreclosed assets:
Government insured/guaranteed	197		282		321
Non-government insured/guaranteed	781		738		796
Total foreclosed assets	978		1,020		1,117
Total nonperforming assets	$11,362	1.17%	$12,006	1.25%	$13,080	1.37%
Change from prior quarter:
Total nonaccrual loans	$(602)		$(977)		$(271)
Total nonperforming assets	(644)		(1,074)		(433)

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.5 billion at December 31, 2016, which was down $154 million from September 30, 2016. The allowance coverage for total loans was 1.30 percent, compared with 1.32 percent in third quarter 2016. The allowance covered 3.5 times annualized fourth quarter net charge-offs, compared with 4.0 times in the prior quarter. The allowance coverage for nonaccrual loans was 121 percent at December 31, 2016, compared with 116 percent at September 30, 2016. “We believe the allowance was appropriate for losses inherent in the loan portfolio at December 31, 2016,” said Loughlin.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Effective fourth quarter 2016, we realigned some personnel and business activities from Wholesale Banking to Community Banking, as a result of the formation of the new Payments, Virtual Solutions, and Innovation Group. Results for these operating segments reflect the shift prospectively from November 1, 2016. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
Community Banking	$2,733	3,227	3,169
Wholesale Banking	2,194	2,047	2,104
Wealth and Investment Management	653	677	595

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
Total revenue	$11,661	12,387	12,330
Provision for credit losses	631	651	704
Noninterest expense	6,985	6,953	6,893
Segment net income	2,733	3,227	3,169
(in billions)
Average loans	488.1	489.2	482.2
Average assets	1,000.7	993.6	921.4
Average deposits	709.8	708.0	663.7

Community Banking reported net income of $2.7 billion, down $494 million, or 15 percent, from third quarter 2016. Revenue of $11.7 billion decreased $726 million, or 6 percent, from third quarter 2016 due to lower other income (hedge ineffectiveness), mortgage banking revenue, and deposit service charges, partially offset by higher net interest income, market sensitive revenue, primarily higher gains on sales of debt securities and equity investments, and other fees. Noninterest expense increased $32 million, compared with third quarter 2016, due to higher equipment, project-related, and advertising expense, which are typically elevated in the fourth quarter, as well as higher legal expense. The increase in noninterest expense was partially offset by lower operating losses and a donation to the Wells Fargo Foundation in the prior quarter. The provision for credit losses decreased $20 million from the prior quarter.

Net income was down $436 million, or 14 percent, from fourth quarter 2015. Revenue decreased $669 million, or 5 percent, compared with a year ago due to lower other income (hedge ineffectiveness), mortgage banking revenue, and gains on equity investments, partially offset by higher net interest income and other fees. Noninterest expense increased $92 million, or 1 percent, from a year ago driven by higher personnel, legal, project-related, and FDIC expense, partially offset by lower operating losses. The provision for credit losses decreased $73 million from a year ago due to improvement in the consumer real estate portfolios.

Retail Banking and Consumer Payments

•
We recently launched a new compensation plan in our Retail Bank focused on customer service, growth in primary customers, household relationship growth and risk management. These measures are consistent with other success metrics we have introduced in the recent past and, as part of this evolution, the cross-sell metric will not be included going forward.

•
Branch customer experience survey scores continued to improve throughout the fourth quarter, with many metrics reaching close to pre-settlement ranges by the end of December; loyalty, which has also shown a strong improvement trajectory, will require a longer period to recover previous highs.

•	Primary consumer checking customers[5] up 3.5 percent year-over-year[6]

•	Primary consumer checking customers[5] in December up 3.0 percent year-over-year
5 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
6 Data as of November 2016, comparisons with November 2015.

•	Debit card purchase volume[7] of $78.4 billion in fourth quarter, up 7 percent year-over-year

•	Credit card purchase volume of $20.2 billion in fourth quarter, up 7 percent year-over-year

•	Credit card penetration in retail banking households rose to 45.5 percent, up from 45.4 percent in prior year6,[8]

•	27.4 million digital (online and mobile) active customers, including 19.6 million mobile active users6, [9]
Consumer Lending

•	Auto originations of $6.4 billion in fourth quarter, down 21 percent from prior quarter and down 15 percent from prior year

•	Home Lending

◦	Originations of $72 billion, up from $70 billion in prior quarter

◦	Applications of $75 billion, down from $100 billion in prior quarter

◦	Application pipeline of $30 billion at quarter end, down from $50 billion at September 30, 2016

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments and Asset Backed Finance.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
Total revenue	$7,153	7,147	6,559
Provision for credit losses	168	157	126
Noninterest expense	4,002	4,120	3,491
Segment net income	2,194	2,047	2,104
(in billions)
Average loans	461.5	454.3	417.0
Average assets	811.9	794.2	755.4
Average deposits	459.2	441.2	449.3

Wholesale Banking reported net income of $2.2 billion, up $147 million, or 7 percent, from third quarter 2016. Revenue of $7.2 billion increased $6 million as higher net interest income, investment banking fees, equity investment gains and commercial real estate brokerage fees were partially offset by lower sales and trading results, and lower mortgage banking fees in multi-family capital and structured real estate. Noninterest expense decreased $118 million, or 3 percent, from the prior quarter primarily due to lower personnel expense and operating losses. The provision for credit losses increased $11 million from the prior quarter on lower recoveries.

Net income was up $90 million, or 4 percent, from fourth quarter 2015. Revenue increased $594 million, or 9 percent, from fourth quarter 2015, on increased net interest income driven by strong loan growth, including the
7 Combined consumer and business debit card purchase volume dollars.
8 Credit card penetration defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective second quarter 2016, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated definition of Retail Banking households. Credit card household penetration rates have not been adjusted to reflect the impact of the approximately 565,000 potentially unauthorized accounts identified by an independent consulting firm because the maximum impact in any one quarter was not greater than 86 basis points, or approximately 2 percent.
9 Primarily includes retail banking, consumer lending, small business and business banking customers.

GE Capital portfolio acquisitions, and higher trading and other earning assets. Noninterest income was down 1 percent from the prior year due to lower insurance fees driven by the sale of our crop insurance business in first quarter 2016, lower gains from trading activities, and lower gains on debt securities, partially offset by higher leasing income related to the GE Capital portfolio acquisitions and strong investment banking fees. Noninterest expense increased $511 million, or 15 percent, from a year ago primarily due to the GE Capital portfolio acquisitions and higher expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses increased $42 million from a year ago primarily due to higher oil and gas net charge-offs.

•
Average loans increased 11 percent from fourth quarter 2015, on broad-based growth, including asset-backed finance, commercial real estate, corporate banking, equipment finance, government and institutional banking, international, and structured real estate as well as the GE Capital portfolio acquisitions

•	Treasury management revenue up 4 percent from fourth quarter 2015

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
Total revenue	$4,074	4,099	3,947
Provision (reversal of provision) for credit losses	3	4	(6)
Noninterest expense	3,042	2,999	2,998
Segment net income	653	677	595
(in billions)
Average loans	70.0	68.4	63.0
Average assets	220.4	212.1	197.9
Average deposits	194.9	189.2	177.9

Wealth and Investment Management reported net income of $653 million, down $24 million, or 4 percent, from third quarter 2016. Revenue of $4.1 billion decreased $25 million, or 1 percent, from the prior quarter, primarily due to lower deferred compensation plan investment results (offset in employee benefits expense), transaction revenue and other fee income, partially offset by higher net interest income and asset-based fees. Noninterest expense increased $43 million, or 1 percent, from the prior quarter, largely driven by higher operating losses and other non-personnel expenses, partially offset by lower deferred compensation plan expense (offset in trading revenue). The provision for credit losses decreased $1 million from third quarter 2016.

Net income was up $58 million, or 10 percent, from fourth quarter 2015. Revenue increased $127 million, or 3 percent, from a year ago primarily driven by higher net interest income and asset-based fees, partially offset by lower transaction revenue and deferred compensation plan investment results (offset in employee benefits expense). Noninterest expense increased $44 million, or 1 percent, from a year ago, primarily due to higher broker commissions and non-personnel expenses, partially offset by lower deferred compensation plan expense (offset in trading revenue). The provision for credit losses increased $9 million from a year ago.

Retail Brokerage

•	Client assets of $1.5 trillion, up 7 percent from prior year

•	Advisory assets of $464 billion, up 10 percent from prior year, primarily driven by higher market valuations and positive net flows

•	Strong loan growth, with average balances up 16 percent from prior year largely due to continued growth in non-conforming mortgage loans and security-based lending
Wealth Management

•	Client assets of $231 billion, up 3 percent from prior year

•	Average loan balances up 9 percent over prior year primarily driven by continued growth in non-conforming mortgage loans, security-based lending and commercial loans
Retirement

•	IRA assets of $379 billion, up 7 percent from prior year

•	Institutional Retirement plan assets of $351 billion, up 5 percent from prior year
Asset Management

•
Total assets under management of $482 billion, down 2 percent from prior year primarily due to equity and money market net outflows, partially offset by higher market valuations, fixed income inflows and assets acquired during the quarter

Conference Call
The Company will host a live conference call on Friday, January 13, at 8:30 a.m. PT (11:30 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~31502149.

A replay of the conference call will be available beginning at 11:30 a.m. PT (2:30 p.m. ET) on Friday, January 13 through Friday, January 27. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #31502149. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~31502149.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•
the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Dec 31, 2016 from		Year ended
($ in millions, except per share amounts)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Sep 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	% Change
For the Period
Wells Fargo net income	$5,274	5,644	5,575	(7)%	(5)	$21,938	22,894	(4)%
Wells Fargo net income applicable to common stock	4,872	5,243	5,203	(7)	(6)	20,373	21,470	(5)
Diluted earnings per common share	0.96	1.03	1.00	(7)	(4)	3.99	4.12	(3)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.08%	1.17	1.24	(8)	(13)	1.16%	1.31	(11)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	10.94	11.60	11.93	(6)	(8)	11.49	12.60	(9)
Return on average tangible common equity (ROTCE)(1)	13.16	13.96	14.30	(6)	(8)	13.85	15.17	(9)
Efficiency ratio (2)	61.2	59.4	58.4	3	5	59.3	58.1	2
Total revenue	$21,582	22,328	21,586	(3)	—	$88,267	86,057	3
Pre-tax pre-provision profit (PTPP) (3)	8,367	9,060	8,987	(8)	(7)	35,890	36,083	(1)
Dividends declared per common share	0.380	0.380	0.375	—	1	1.515	1.475	3
Average common shares outstanding	5,025.6	5,043.4	5,108.5	—	(2)	5,052.8	5,136.5	(2)
Diluted average common shares outstanding	5,078.2	5,094.6	5,177.9	—	(2)	5,108.3	5,209.8	(2)
Average loans	$964,147	957,484	912,280	1	6	$949,960	885,432	7
Average assets	1,944,250	1,914,586	1,787,287	2	9	1,885,441	1,742,919	8
Average total deposits	1,284,158	1,261,527	1,216,809	2	6	1,250,566	1,194,073	5
Average consumer and small business banking deposits (4)	749,946	739,066	696,484	1	8	732,620	680,221	8
Net interest margin	2.87%	2.82	2.92	2	(2)	2.86%	2.95	(3)
At Period End
Investment securities	$407,947	390,832	347,555	4	17	$407,947	347,555	17
Loans	967,604	961,326	916,559	1	6	967,604	916,559	6
Allowance for loan losses	11,419	11,583	11,545	(1)	(1)	11,419	11,545	(1)
Goodwill	26,693	26,688	25,529	—	5	26,693	25,529	5
Assets	1,930,115	1,942,124	1,787,632	(1)	8	1,930,115	1,787,632	8
Deposits	1,306,079	1,275,894	1,223,312	2	7	1,306,079	1,223,312	7
Common stockholders' equity	176,469	179,916	172,036	(2)	3	176,469	172,036	3
Wells Fargo stockholders’ equity	199,581	203,028	192,998	(2)	3	199,581	192,998	3
Total equity	200,497	203,958	193,891	(2)	3	200,497	193,891	3
Tangible common equity (1)	146,737	149,829	143,337	(2)	2	146,737	143,337	2
Common shares outstanding	5,016.1	5,023.9	5,092.1	—	(1)	5,016.1	5,092.1	(1)
Book value per common share (5)	$35.18	35.81	33.78	(2)	4	$35.18	33.78	4
Tangible book value per common share (1)(5)	29.25	29.82	28.15	(2)	4	29.25	28.15	4
Common stock price:
High	58.02	51.00	56.34	14	3	58.02	58.77	(1)
Low	43.55	44.10	49.51	(1)	(12)	43.55	47.75	(9)
Period end	55.11	44.28	54.36	24	1	55.11	54.36	1
Team members (active, full-time equivalent)	269,100	268,800	264,700	—	2	269,100	264,700	2

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
For the Quarter
Wells Fargo net income	$5,274	5,644	5,558	5,462	5,575
Wells Fargo net income applicable to common stock	4,872	5,243	5,173	5,085	5,203
Diluted earnings per common share	0.96	1.03	1.01	0.99	1.00
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.08%	1.17	1.20	1.21	1.24
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	10.94	11.60	11.70	11.75	11.93
Return on average tangible common equity (ROTCE)(1)	13.16	13.96	14.15	14.15	14.30
Efficiency ratio (2)	61.2	59.4	58.1	58.7	58.4
Total revenue	$21,582	22,328	22,162	22,195	21,586
Pre-tax pre-provision profit (PTPP) (3)	8,367	9,060	9,296	9,167	8,987
Dividends declared per common share	0.380	0.380	0.380	0.375	0.375
Average common shares outstanding	5,025.6	5,043.4	5,066.9	5,075.7	5,108.5
Diluted average common shares outstanding	5,078.2	5,094.6	5,118.1	5,139.4	5,177.9
Average loans	$964,147	957,484	950,751	927,220	912,280
Average assets	1,944,250	1,914,586	1,862,084	1,819,875	1,787,287
Average total deposits	1,284,158	1,261,527	1,236,658	1,219,430	1,216,809
Average consumer and small business banking deposits (4)	749,946	739,066	726,359	714,837	696,484
Net interest margin	2.87%	2.82	2.86	2.90	2.92
At Quarter End
Investment securities	$407,947	390,832	353,426	334,899	347,555
Loans	967,604	961,326	957,157	947,258	916,559
Allowance for loan losses	11,419	11,583	11,664	11,621	11,545
Goodwill	26,693	26,688	26,963	27,003	25,529
Assets	1,930,115	1,942,124	1,889,235	1,849,182	1,787,632
Deposits	1,306,079	1,275,894	1,245,473	1,241,490	1,223,312
Common stockholders' equity	176,469	179,916	178,633	175,534	172,036
Wells Fargo stockholders’ equity	199,581	203,028	201,745	197,496	192,998
Total equity	200,497	203,958	202,661	198,504	193,891
Tangible common equity (1)	146,737	149,829	148,110	144,679	143,337
Common shares outstanding	5,016.1	5,023.9	5,048.5	5,075.9	5,092.1
Book value per common share (5)	$35.18	35.81	35.38	34.58	33.78
Tangible book value per common share (1)(5)	29.25	29.82	29.34	28.50	28.15
Common stock price:
High	58.02	51.00	51.41	53.27	56.34
Low	43.55	44.10	44.50	44.50	49.51
Period end	55.11	44.28	47.33	48.36	54.36
Team members (active, full-time equivalent)	269,100	268,800	267,900	268,600	264,700

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions, except per share amounts)	2016	2015	Change	2016	2015	Change
Interest income
Trading assets	$745	558	34%	$2,506	1,971	27%
Investment securities	2,512	2,323	8	9,248	8,937	3
Mortgages held for sale	235	176	34	784	785	—
Loans held for sale	2	5	(60)	9	19	(53)
Loans	10,128	9,323	9	39,505	36,575	8
Other interest income	436	258	69	1,611	990	63
Total interest income	14,058	12,643	11	53,663	49,277	9
Interest expense
Deposits	400	241	66	1,395	963	45
Short-term borrowings	101	13	677	330	64	416
Long-term debt	1,061	713	49	3,830	2,592	48
Other interest expense	94	88	7	354	357	(1)
Total interest expense	1,656	1,055	57	5,909	3,976	49
Net interest income	12,402	11,588	7	47,754	45,301	5
Provision for credit losses	805	831	(3)	3,770	2,442	54
Net interest income after provision for credit losses	11,597	10,757	8	43,984	42,859	3
Noninterest income
Service charges on deposit accounts	1,357	1,329	2	5,372	5,168	4
Trust and investment fees	3,698	3,511	5	14,243	14,468	(2)
Card fees	1,001	966	4	3,936	3,720	6
Other fees	962	1,040	(8)	3,727	4,324	(14)
Mortgage banking	1,417	1,660	(15)	6,096	6,501	(6)
Insurance	262	427	(39)	1,268	1,694	(25)
Net gains (losses) from trading activities	(109)	99	NM	834	614	36
Net gains on debt securities	145	346	(58)	942	952	(1)
Net gains from equity investments	306	423	(28)	879	2,230	(61)
Lease income	523	145	261	1,927	621	210
Other	(382)	52	NM	1,289	464	178
Total noninterest income	9,180	9,998	(8)	40,513	40,756	(1)
Noninterest expense
Salaries	4,193	4,061	3	16,552	15,883	4
Commission and incentive compensation	2,478	2,457	1	10,247	10,352	(1)
Employee benefits	1,101	1,042	6	5,094	4,446	15
Equipment	642	640	—	2,154	2,063	4
Net occupancy	710	725	(2)	2,855	2,886	(1)
Core deposit and other intangibles	301	311	(3)	1,192	1,246	(4)
FDIC and other deposit assessments	353	258	37	1,168	973	20
Other	3,437	3,105	11	13,115	12,125	8
Total noninterest expense	13,215	12,599	5	52,377	49,974	5
Income before income tax expense	7,562	8,156	(7)	32,120	33,641	(5)
Income tax expense	2,258	2,533	(11)	10,075	10,365	(3)
Net income before noncontrolling interests	5,304	5,623	(6)	22,045	23,276	(5)
Less: Net income from noncontrolling interests	30	48	(38)	107	382	(72)
Wells Fargo net income	$5,274	5,575	(5)	$21,938	22,894	(4)
Less: Preferred stock dividends and other	402	372	8	1,565	1,424	10
Wells Fargo net income applicable to common stock	$4,872	5,203	(6)	$20,373	21,470	(5)
Per share information
Earnings per common share	$0.97	1.02	(5)	$4.03	4.18	(4)
Diluted earnings per common share	0.96	1.00	(4)	3.99	4.12	(3)
Dividends declared per common share	0.380	0.375	1	1.515	1.475	3
Average common shares outstanding	5,025.6	5,108.5	(2)	5,052.8	5,136.5	(2)
Diluted average common shares outstanding	5,078.2	5,177.9	(2)	5,108.3	5,209.8	(2)
NM – Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Interest income
Trading assets	$745	593	572	596	558
Investment securities	2,512	2,298	2,176	2,262	2,323
Mortgages held for sale	235	207	181	161	176
Loans held for sale	2	2	3	2	5
Loans	10,128	9,978	9,822	9,577	9,323
Other interest income	436	409	392	374	258
Total interest income	14,058	13,487	13,146	12,972	12,643
Interest expense
Deposits	400	356	332	307	241
Short-term borrowings	101	85	77	67	13
Long-term debt	1,061	1,006	921	842	713
Other interest expense	94	88	83	89	88
Total interest expense	1,656	1,535	1,413	1,305	1,055
Net interest income	12,402	11,952	11,733	11,667	11,588
Provision for credit losses	805	805	1,074	1,086	831
Net interest income after provision for credit losses	11,597	11,147	10,659	10,581	10,757
Noninterest income
Service charges on deposit accounts	1,357	1,370	1,336	1,309	1,329
Trust and investment fees	3,698	3,613	3,547	3,385	3,511
Card fees	1,001	997	997	941	966
Other fees	962	926	906	933	1,040
Mortgage banking	1,417	1,667	1,414	1,598	1,660
Insurance	262	293	286	427	427
Net gains (losses) from trading activities	(109)	415	328	200	99
Net gains on debt securities	145	106	447	244	346
Net gains from equity investments	306	140	189	244	423
Lease income	523	534	497	373	145
Other	(382)	315	482	874	52
Total noninterest income	9,180	10,376	10,429	10,528	9,998
Noninterest expense
Salaries	4,193	4,224	4,099	4,036	4,061
Commission and incentive compensation	2,478	2,520	2,604	2,645	2,457
Employee benefits	1,101	1,223	1,244	1,526	1,042
Equipment	642	491	493	528	640
Net occupancy	710	718	716	711	725
Core deposit and other intangibles	301	299	299	293	311
FDIC and other deposit assessments	353	310	255	250	258
Other	3,437	3,483	3,156	3,039	3,105
Total noninterest expense	13,215	13,268	12,866	13,028	12,599
Income before income tax expense	7,562	8,255	8,222	8,081	8,156
Income tax expense	2,258	2,601	2,649	2,567	2,533
Net income before noncontrolling interests	5,304	5,654	5,573	5,514	5,623
Less: Net income from noncontrolling interests	30	10	15	52	48
Wells Fargo net income	$5,274	5,644	5,558	5,462	5,575
Less: Preferred stock dividends and other	402	401	385	377	372
Wells Fargo net income applicable to common stock	$4,872	5,243	5,173	5,085	5,203
Per share information
Earnings per common share	$0.97	1.04	1.02	1.00	1.02
Diluted earnings per common share	0.96	1.03	1.01	0.99	1.00
Dividends declared per common share	0.380	0.380	0.380	0.375	0.375
Average common shares outstanding	5,025.6	5,043.4	5,066.9	5,075.7	5,108.5
Diluted average common shares outstanding	5,078.2	5,094.6	5,118.1	5,139.4	5,177.9

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2016	2015	Change	2016	2015	Change
Wells Fargo net income	$5,274	5,575	(5)%	$21,938	22,894	(4)%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized losses arising during the period	(5,936)	(1,301)	356	(3,458)	(3,318)	4
Reclassification of net gains to net income	(239)	(573)	(58)	(1,240)	(1,530)	(19)
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(2,434)	(684)	256	177	1,549	(89)
Reclassification of net gains on cash flow hedges to net income	(246)	(294)	(16)	(1,029)	(1,089)	(6)
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	422	(501)	NM	(52)	(512)	(90)
Amortization of net actuarial loss, settlements and other to net income	43	11	291	158	114	39
Foreign currency translation adjustments:
Net unrealized losses arising during the period	(30)	(33)	(9)	(3)	(137)	(98)
Reclassification of net gains to net income	—	(5)	—	—	(5)	—
Other comprehensive loss, before tax	(8,420)	(3,380)	149	(5,447)	(4,928)	11
Income tax benefit related to other comprehensive income	3,106	1,230	153	1,996	1,774	13
Other comprehensive loss, net of tax	(5,314)	(2,150)	147	(3,451)	(3,154)	9
Less: Other comprehensive income (loss) from noncontrolling interests	7	(58)	NM	(17)	67	NM
Wells Fargo other comprehensive loss, net of tax	(5,321)	(2,092)	154	(3,434)	(3,221)	7
Wells Fargo comprehensive income (loss)	(47)	3,483	NM	18,504	19,673	(6)
Comprehensive income (loss) from noncontrolling interests	37	(10)	NM	90	449	(80)
Total comprehensive income (loss)	$(10)	3,473	NM	$18,594	20,122	(8)
NM – Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Balance, beginning of period	$203,958	202,661	198,504	193,891	194,043
Cumulative effect from change in consolidation accounting (1)	—	—	—	121	—
Wells Fargo net income	5,274	5,644	5,558	5,462	5,575
Wells Fargo other comprehensive income (loss), net of tax	(5,321)	(764)	1,174	1,477	(2,092)
Noncontrolling interests	(13)	14	(92)	(5)	(100)
Common stock issued	610	300	397	1,079	310
Common stock repurchased (2)	(2,034)	(1,839)	(2,214)	(2,029)	(1,974)
Preferred stock released by ESOP	43	236	371	313	210
Common stock warrants repurchased/exercised	—	(17)	—	—	—
Preferred stock issued	—	—	1,126	975	—
Common stock dividends	(1,909)	(1,918)	(1,930)	(1,904)	(1,917)
Preferred stock dividends	(401)	(401)	(386)	(378)	(371)
Tax benefit from stock incentive compensation	74	31	23	149	22
Stock incentive compensation expense	232	39	139	369	204
Net change in deferred compensation and related plans	(16)	(28)	(9)	(1,016)	(19)
Balance, end of period	$200,497	203,958	202,661	198,504	193,891

(1)
Effective January 1, 2016, we adopted changes in consolidation accounting pursuant to Accounting Standards Update 2015-02 (Amendments to the Consolidation Analysis). Accordingly, we recorded a $121 million net increase to beginning noncontrolling interests as a cumulative-effect adjustment.

(2)
For the quarter ended December 31, 2016, includes $750 million related to a private forward repurchase transaction that settled in first quarter 2017 for 14.7 million shares of common stock. For the quarter ended December 31, 2015, includes $500 million related to a private forward repurchase transaction that settled in first quarter 2016 for 9.2 million shares of common stock.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2016			2015
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$273,073	0.56%	$381	274,589	0.28%	$195
Trading assets	102,757	2.96	761	68,833	3.33	573
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	25,935	1.53	99	34,617	1.58	137
Securities of U.S. states and political subdivisions	53,917	4.06	547	49,300	4.37	539
Mortgage-backed securities:
Federal agencies	147,980	2.37	875	102,281	2.79	712
Residential and commercial	16,456	5.87	242	21,502	5.51	297
Total mortgage-backed securities	164,436	2.72	1,117	123,783	3.26	1,009
Other debt and equity securities	52,692	3.71	492	52,701	3.35	444
Total available-for-sale securities	296,980	3.03	2,255	260,401	3.27	2,129
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,686	2.20	246	44,656	2.18	246
Securities of U.S. states and political subdivisions	4,738	5.31	63	2,158	6.07	33
Federal agency and other mortgage-backed securities	46,009	1.81	209	28,185	2.42	170
Other debt securities	3,597	2.26	20	4,876	1.77	22
Total held-to-maturity securities	99,030	2.17	538	79,875	2.35	471
Total investment securities	396,010	2.82	2,793	340,276	3.05	2,600
Mortgages held for sale (4)	27,503	3.43	235	19,189	3.66	176
Loans held for sale (4)	155	5.42	2	363	4.96	5
Loans:
Commercial:
Commercial and industrial - U.S.	272,828	3.46	2,369	250,445	3.25	2,048
Commercial and industrial - Non U.S.	54,410	2.58	352	47,972	1.97	239
Real estate mortgage	131,195	3.44	1,135	121,844	3.30	1,012
Real estate construction	23,850	3.61	216	21,993	3.27	182
Lease financing	18,904	5.78	273	12,241	4.48	136
Total commercial	501,187	3.45	4,345	454,495	3.16	3,617
Consumer:
Real estate 1-4 family first mortgage	277,732	4.01	2,785	272,871	4.04	2,759
Real estate 1-4 family junior lien mortgage	47,203	4.42	524	53,788	4.28	579
Credit card	35,383	11.73	1,043	32,795	11.61	960
Automobile	62,521	5.54	870	59,505	5.74	862
Other revolving credit and installment	40,121	5.91	595	38,826	5.83	571
Total consumer	462,960	5.01	5,817	457,785	4.99	5,731
Total loans (4)	964,147	4.20	10,162	912,280	4.08	9,348
Other	6,729	3.27	56	5,166	4.82	61
Total earning assets	$1,770,374	3.24%	$14,390	1,620,696	3.18%	$12,958
Funding sources
Deposits:
Interest-bearing checking	$46,907	0.17%	$19	39,082	0.05%	$5
Market rate and other savings	676,365	0.07	122	640,503	0.06	93
Savings certificates	24,362	0.30	18	29,654	0.54	41
Other time deposits	49,170	1.16	144	49,806	0.52	64
Deposits in foreign offices	110,425	0.35	97	107,094	0.14	38
Total interest-bearing deposits	907,229	0.18	400	866,139	0.11	241
Short-term borrowings	124,698	0.33	102	102,915	0.05	12
Long-term debt	252,162	1.68	1,061	190,861	1.49	713
Other liabilities	17,210	2.15	94	16,453	2.14	88
Total interest-bearing liabilities	1,301,299	0.51	1,657	1,176,368	0.36	1,054
Portion of noninterest-bearing funding sources	469,075	—	—	444,328	—	—
Total funding sources	$1,770,374	0.37	1,657	1,620,696	0.26	1,054
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.87%	$12,733		2.92%	$11,904
Noninterest-earning assets
Cash and due from banks	$18,967			17,804
Goodwill	26,713			25,580
Other	128,196			123,207
Total noninterest-earning assets	$173,876			166,591
Noninterest-bearing funding sources
Deposits	$376,929			350,670
Other liabilities	64,775			65,224
Total equity	201,247			195,025
Noninterest-bearing funding sources used to fund earning assets	(469,075)			(444,328)
Net noninterest-bearing funding sources	$173,876			166,591
Total assets	$1,944,250			1,787,287

(1)
Our average prime rate was 3.54% and 3.29% for the quarters ended December 31, 2016 and 2015, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.92% and 0.41% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $331 million and $316 million for the quarters ended December 31, 2016 and 2015, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2016			2015
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$287,718	0.51%	$1,457	266,832	0.28%	$738
Trading assets	88,400	2.89	2,553	66,679	3.01	2,010
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	29,418	1.56	457	32,093	1.58	505
Securities of U.S. states and political subdivisions	52,959	4.20	2,225	47,404	4.23	2,007
Mortgage-backed securities:
Federal agencies	110,637	2.50	2,764	100,218	2.73	2,733
Residential and commercial	18,725	5.49	1,029	22,490	5.73	1,289
Total mortgage-backed securities	129,362	2.93	3,793	122,708	3.28	4,022
Other debt and equity securities	53,433	3.44	1,841	49,752	3.42	1,701
Total available-for-sale securities	265,172	3.14	8,316	251,957	3.27	8,235
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,675	2.19	979	44,173	2.19	968
Securities of U.S. states and political subdivisions	2,893	5.32	154	2,087	5.40	113
Federal agency and other mortgage-backed securities	39,330	2.00	786	21,967	2.23	489
Other debt securities	4,043	2.01	81	5,821	1.73	101
Total held-to-maturity securities	90,941	2.20	2,000	74,048	2.26	1,671
Total investment securities	356,113	2.90	10,316	326,005	3.04	9,906
Mortgages held for sale (4)	22,412	3.50	784	21,603	3.63	785
Loans held for sale (4)	218	4.01	9	573	3.25	19
Loans:
Commercial:
Commercial and industrial - U.S.	268,182	3.45	9,243	237,844	3.29	7,836
Commercial and industrial - Non U.S.	51,601	2.36	1,219	46,028	1.90	877
Real estate mortgage	127,232	3.44	4,371	116,893	3.41	3,984
Real estate construction	23,197	3.55	824	20,979	3.57	749
Lease financing	17,950	5.10	916	12,301	4.70	577
Total commercial	488,162	3.39	16,573	434,045	3.23	14,023
Consumer:
Real estate 1-4 family first mortgage	276,712	4.01	11,096	268,560	4.10	11,002
Real estate 1-4 family junior lien mortgage	49,735	4.39	2,183	56,242	4.25	2,391
Credit card	34,178	11.62	3,970	31,307	11.70	3,664
Automobile	61,566	5.62	3,458	57,766	5.84	3,374
Other revolving credit and installment	39,607	5.93	2,350	37,512	5.89	2,209
Total consumer	461,798	4.99	23,057	451,387	5.02	22,640
Total loans (4)	949,960	4.17	39,630	885,432	4.14	36,663
Other	6,262	2.51	157	4,947	5.11	252
Total earning assets	$1,711,083	3.21%	$54,906	1,572,071	3.20%	$50,373
Funding sources
Deposits:
Interest-bearing checking	$42,379	0.14%	$60	38,640	0.05%	$20
Market rate and other savings	663,557	0.07	449	625,549	0.06	367
Savings certificates	25,912	0.35	91	31,887	0.63	201
Other time deposits	55,846	0.91	508	51,790	0.45	232
Deposits in foreign offices	103,206	0.28	287	107,138	0.13	143
Total interest-bearing deposits	890,900	0.16	1,395	855,004	0.11	963
Short-term borrowings	115,187	0.29	333	87,465	0.07	64
Long-term debt	239,471	1.60	3,830	185,078	1.40	2,592
Other liabilities	16,702	2.12	354	16,545	2.15	357
Total interest-bearing liabilities	1,262,260	0.47	5,912	1,144,092	0.35	3,976
Portion of noninterest-bearing funding sources	448,823	—	—	427,979	—	—
Total funding sources	$1,711,083	0.35	5,912	1,572,071	0.25	3,976
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.86%	$48,994		2.95%	$46,397
Noninterest-earning assets
Cash and due from banks	$18,617			17,327
Goodwill	26,700			25,673
Other	129,041			127,848
Total noninterest-earning assets	$174,358			170,848
Noninterest-bearing funding sources
Deposits	$359,666			339,069
Other liabilities	62,825			68,174
Total equity	200,690			191,584
Noninterest-bearing funding sources used to fund earning assets	(448,823)			(427,979)
Net noninterest-bearing funding sources	$174,358			170,848
Total assets	$1,885,441			1,742,919

(1)
Our average prime rate was 3.51% and 3.26% for the years ended December 31, 2016 and 2015, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.74% and 0.32% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $1.2 billion and $1.1 billion for the years ended December 31, 2016 and 2015, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Dec 31, 2016		Sep 30, 2016		Jun 30, 2016		Mar 31, 2016		Dec 31, 2015
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$273.1	0.56%	$299.4	0.50%	$293.8	0.49%	$284.7	0.49%	$274.6	0.28%
Trading assets	102.8	2.96	88.8	2.72	81.4	2.86	80.5	3.01	68.8	3.33
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	25.9	1.53	25.8	1.52	31.5	1.56	34.4	1.59	34.6	1.58
Securities of U.S. states and political subdivisions	53.9	4.06	55.2	4.28	52.2	4.24	50.5	4.24	49.3	4.37
Mortgage-backed securities:
Federal agencies	148.0	2.37	105.8	2.39	92.0	2.53	96.5	2.80	102.3	2.79
Residential and commercial	16.5	5.87	18.1	5.54	19.6	5.44	20.8	5.20	21.5	5.51
Total mortgage-backed securities	164.5	2.72	123.9	2.85	111.6	3.04	117.3	3.23	123.8	3.26
Other debt and equity securities	52.7	3.71	54.2	3.37	53.3	3.48	53.6	3.21	52.7	3.35
Total available-for-sale securities	297.0	3.03	259.1	3.13	248.6	3.20	255.8	3.20	260.4	3.27
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.7	2.20	44.6	2.19	44.6	2.19	44.7	2.20	44.7	2.18
Securities of U.S. states and political subdivisions	4.7	5.31	2.5	5.24	2.2	5.41	2.1	5.41	2.1	6.07
Federal agency and other mortgage-backed securities	46.0	1.81	48.0	1.97	35.1	1.90	28.1	2.49	28.2	2.42
Other debt securities	3.6	2.26	3.9	1.98	4.1	1.92	4.6	1.92	4.9	1.77
Total held-to-maturity securities	99.0	2.17	99.0	2.15	86.0	2.14	79.5	2.37	79.9	2.35
Total investment securities	396.0	2.82	358.1	2.86	334.6	2.93	335.3	3.01	340.3	3.05
Mortgages held for sale	27.5	3.43	24.1	3.44	20.1	3.60	17.9	3.59	19.2	3.66
Loans held for sale	0.2	5.42	0.2	3.04	0.2	4.83	0.3	3.23	0.4	4.96
Loans:
Commercial:
Commercial and industrial - U.S.	272.8	3.46	271.2	3.48	270.9	3.45	257.7	3.39	250.5	3.25
Commercial and industrial - Non U.S.	54.4	2.58	51.3	2.40	51.2	2.35	49.5	2.10	48.0	1.97
Real estate mortgage	131.2	3.44	128.8	3.48	126.1	3.41	122.7	3.41	121.8	3.30
Real estate construction	23.9	3.61	23.2	3.50	23.1	3.49	22.6	3.61	22.0	3.27
Lease financing	18.9	5.78	18.9	4.70	19.0	5.12	15.1	4.74	12.2	4.48
Total commercial	501.2	3.45	493.4	3.42	490.3	3.39	467.6	3.31	454.5	3.16
Consumer:
Real estate 1-4 family first mortgage	277.7	4.01	278.5	3.97	275.9	4.01	274.7	4.05	272.9	4.04
Real estate 1-4 family junior lien mortgage	47.2	4.42	48.9	4.37	50.6	4.37	52.2	4.39	53.8	4.28
Credit card	35.4	11.73	34.6	11.60	33.4	11.52	33.4	11.61	32.8	11.61
Automobile	62.5	5.54	62.5	5.60	61.1	5.66	60.1	5.67	59.5	5.74
Other revolving credit and installment	40.1	5.91	39.6	5.92	39.5	5.91	39.2	5.99	38.8	5.83
Total consumer	462.9	5.01	464.1	4.97	460.5	4.98	459.6	5.02	457.8	4.99
Total loans	964.1	4.20	957.5	4.17	950.8	4.16	927.2	4.16	912.3	4.08
Other	6.7	3.27	6.4	2.30	6.0	2.30	5.8	2.06	5.1	4.82
Total earning assets	$1,770.4	3.24%	$1,734.5	3.17%	$1,686.9	3.20%	$1,651.7	3.22%	$1,620.7	3.18%
Funding sources
Deposits:
Interest-bearing checking	$46.9	0.17%	$44.0	0.15%	$39.8	0.13%	$38.7	0.12%	$39.1	0.05%
Market rate and other savings	676.4	0.07	667.2	0.07	659.0	0.07	651.5	0.07	640.5	0.06
Savings certificates	24.4	0.30	25.2	0.30	26.2	0.35	27.9	0.45	29.6	0.54
Other time deposits	49.2	1.16	54.9	0.93	61.2	0.85	58.2	0.74	49.8	0.52
Deposits in foreign offices	110.4	0.35	107.1	0.30	97.5	0.23	97.7	0.21	107.1	0.14
Total interest-bearing deposits	907.3	0.18	898.4	0.16	883.7	0.15	874.0	0.14	866.1	0.11
Short-term borrowings	124.7	0.33	116.2	0.29	111.8	0.28	107.9	0.25	102.9	0.05
Long-term debt	252.2	1.68	252.4	1.59	236.2	1.56	216.9	1.56	190.9	1.49
Other liabilities	17.1	2.15	16.8	2.11	16.3	2.06	16.5	2.14	16.5	2.14
Total interest-bearing liabilities	1,301.3	0.51	1,283.8	0.48	1,248.0	0.45	1,215.3	0.43	1,176.4	0.36
Portion of noninterest-bearing funding sources	469.1	—	450.7	—	438.9	—	436.4	—	444.3	—
Total funding sources	$1,770.4	0.37	$1,734.5	0.35	$1,686.9	0.34	$1,651.7	0.32	$1,620.7	0.26
Net interest margin on a taxable-equivalent basis		2.87%		2.82%		2.86%		2.90%		2.92%
Noninterest-earning assets
Cash and due from banks	$19.0		18.7		18.8		18.0		17.8
Goodwill	26.7		27.0		27.0		26.1		25.6
Other	128.2		134.4		129.4		124.1		123.2
Total noninterest-earnings assets	$173.9		180.1		175.2		168.2		166.6
Noninterest-bearing funding sources
Deposits	$376.9		363.1		353.0		345.4		350.7
Other liabilities	64.9		63.8		60.1		62.6		65.2
Total equity	201.2		203.9		201.0		196.6		195.0
Noninterest-bearing funding sources used to fund earning assets	(469.1)		(450.7)		(438.9)		(436.4)		(444.3)
Net noninterest-bearing funding sources	$173.9		180.1		175.2		168.2		166.6
Total assets	$1,944.3		1,914.6		1,862.1		1,819.9		1,787.3

(1)
Our average prime rate was 3.54% for the quarter ended December 31, 2016, 3.50% for the quarters ended September 30, June 30 and March 31, 2016, and 3.29% for the quarter ended December 31, 2015. The average three-month London Interbank Offered Rate (LIBOR) was 0.92%, 0.79%, 0.64%, 0.62% and 0.41% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2016	2015	Change	2016	2015	Change
Service charges on deposit accounts	$1,357	1,329	2%	$5,372	5,168	4%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,342	2,288	2	9,216	9,435	(2)
Trust and investment management	837	838	—	3,336	3,394	(2)
Investment banking	519	385	35	1,691	1,639	3
Total trust and investment fees	3,698	3,511	5	14,243	14,468	(2)
Card fees	1,001	966	4	3,936	3,720	6
Other fees:
Charges and fees on loans	305	308	(1)	1,241	1,228	1
Cash network fees	130	129	1	537	522	3
Commercial real estate brokerage commissions	172	224	(23)	494	618	(20)
Letters of credit fees	79	86	(8)	321	353	(9)
Wire transfer and other remittance fees	105	95	11	401	370	8
All other fees (1)(2)(3)	171	198	(14)	733	1,233	(41)
Total other fees	962	1,040	(8)	3,727	4,324	(14)
Mortgage banking:
Servicing income, net	196	730	(73)	1,765	2,441	(28)
Net gains on mortgage loan origination/sales activities	1,221	930	31	4,331	4,060	7
Total mortgage banking	1,417	1,660	(15)	6,096	6,501	(6)
Insurance	262	427	(39)	1,268	1,694	(25)
Net gains (losses) from trading activities	(109)	99	NM	834	614	36
Net gains on debt securities	145	346	(58)	942	952	(1)
Net gains from equity investments	306	423	(28)	879	2,230	(61)
Lease income	523	145	261	1,927	621	210
Life insurance investment income	132	139	(5)	587	579	1
All other (3)	(514)	(87)	491	702	(115)	NM
Total	$9,180	9,998	(8)	$40,513	40,756	(1)
NM – Not meaningful

(1)	Wire transfer and other remittance fees, reflected in all other fees prior to 2016, have been separately disclosed.

(2)	All other fees have been revised to include merchant processing fees for all periods presented.

(3)	Effective fourth quarter 2015, the Company's proportionate share of its merchant services joint venture earnings is included in All other income.

NONINTEREST EXPENSE

	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2016	2015	Change	2016	2015	Change
Salaries	$4,193	4,061	3%	$16,552	15,883	4%
Commission and incentive compensation	2,478	2,457	1	10,247	10,352	(1)
Employee benefits	1,101	1,042	6	5,094	4,446	15
Equipment	642	640	—	2,154	2,063	4
Net occupancy	710	725	(2)	2,855	2,886	(1)
Core deposit and other intangibles	301	311	(3)	1,192	1,246	(4)
FDIC and other deposit assessments	353	258	37	1,168	973	20
Outside professional services	984	827	19	3,138	2,665	18
Operating losses	243	532	(54)	1,608	1,871	(14)
Operating leases	379	73	419	1,329	278	378
Contract services	325	266	22	1,203	978	23
Outside data processing	222	205	8	888	985	(10)
Travel and entertainment	195	196	(1)	704	692	2
Postage, stationery and supplies	156	177	(12)	622	702	(11)
Advertising and promotion	178	184	(3)	595	606	(2)
Telecommunications	96	106	(9)	383	439	(13)
Foreclosed assets	75	20	275	202	381	(47)
Insurance	23	57	(60)	179	448	(60)
All other	561	462	21	2,264	2,080	9
Total	$13,215	12,599	5	$52,377	49,974	5

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Service charges on deposit accounts	$1,357	1,370	1,336	1,309	1,329
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,342	2,344	2,291	2,239	2,288
Trust and investment management	837	849	835	815	838
Investment banking	519	420	421	331	385
Total trust and investment fees	3,698	3,613	3,547	3,385	3,511
Card fees	1,001	997	997	941	966
Other fees:
Charges and fees on loans	305	306	317	313	308
Cash network fees	130	138	138	131	129
Commercial real estate brokerage commissions	172	119	86	117	224
Letters of credit fees	79	81	83	78	86
Wire transfer and other remittance fees	105	103	101	92	95
All other fees (1)(2)(3)	171	179	181	202	198
Total other fees	962	926	906	933	1,040
Mortgage banking:
Servicing income, net	196	359	360	850	730
Net gains on mortgage loan origination/sales activities	1,221	1,308	1,054	748	930
Total mortgage banking	1,417	1,667	1,414	1,598	1,660
Insurance	262	293	286	427	427
Net gains (losses) from trading activities	(109)	415	328	200	99
Net gains on debt securities	145	106	447	244	346
Net gains from equity investments	306	140	189	244	423
Lease income	523	534	497	373	145
Life insurance investment income	132	152	149	154	139
All other (3)	(514)	163	333	720	(87)
Total	$9,180	10,376	10,429	10,528	9,998

(1)	Wire transfer and other remittance fees, reflected in all other fees prior to 2016, have been separately disclosed.

(2)	All other fees have been revised to include merchant processing fees for all periods presented.

(3)	Effective fourth quarter 2015, the Company's proportionate share of its merchant services joint venture earnings is included in All other income.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Salaries	$4,193	4,224	4,099	4,036	4,061
Commission and incentive compensation	2,478	2,520	2,604	2,645	2,457
Employee benefits	1,101	1,223	1,244	1,526	1,042
Equipment	642	491	493	528	640
Net occupancy	710	718	716	711	725
Core deposit and other intangibles	301	299	299	293	311
FDIC and other deposit assessments	353	310	255	250	258
Outside professional services	984	802	769	583	827
Operating losses	243	577	334	454	532
Operating leases	379	363	352	235	73
Contract services	325	313	283	282	266
Outside data processing	222	233	225	208	205
Travel and entertainment	195	144	193	172	196
Postage, stationery and supplies	156	150	153	163	177
Advertising and promotion	178	117	166	134	184
Telecommunications	96	101	94	92	106
Foreclosed assets	75	(17)	66	78	20
Insurance	23	23	22	111	57
All other	561	677	499	527	462
Total	$13,215	13,268	12,866	13,028	12,599

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Dec 31, 2016	Dec 31, 2015	% Change
Assets
Cash and due from banks	$20,729	19,111	8%
Federal funds sold, securities purchased under resale agreements and other short-term investments	266,038	270,130	(2)
Trading assets (1)	74,397	64,815	15
Investment securities:
Available-for-sale, at fair value	308,364	267,358	15
Held-to-maturity, at cost	99,583	80,197	24
Mortgages held for sale	26,309	19,603	34
Loans held for sale	80	279	(71)
Loans	967,604	916,559	6
Allowance for loan losses	(11,419)	(11,545)	(1)
Net loans	956,185	905,014	6
Mortgage servicing rights:
Measured at fair value	12,959	12,415	4
Amortized	1,406	1,308	7
Premises and equipment, net	8,333	8,704	(4)
Goodwill	26,693	25,529	5
Derivative assets	14,498	17,656	(18)
Other assets (1)	114,541	95,513	20
Total assets	$1,930,115	1,787,632	8
Liabilities
Noninterest-bearing deposits	$375,967	351,579	7
Interest-bearing deposits	930,112	871,733	7
Total deposits	1,306,079	1,223,312	7
Short-term borrowings	96,781	97,528	(1)
Derivative liabilities	14,492	13,920	4
Accrued expenses and other liabilities (1)	57,189	59,445	(4)
Long-term debt	255,077	199,536	28
Total liabilities	1,729,618	1,593,741	9
Equity
Wells Fargo stockholders’ equity:
Preferred stock	24,551	22,214	11
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,234	60,714	(1)
Retained earnings	133,075	120,866	10
Cumulative other comprehensive income (loss)	(3,137)	297	NM
Treasury stock – 465,702,148 shares and 389,682,664 shares	(22,713)	(18,867)	20
Unearned ESOP shares	(1,565)	(1,362)	15
Total Wells Fargo stockholders’ equity	199,581	192,998	3
Noncontrolling interests	916	893	3
Total equity	200,497	193,891	3
Total liabilities and equity	$1,930,115	1,787,632	8
NM – Not meaningful

(1)	Prior period has been revised to conform to the current period presentation of reporting derivative assets and liabilities separately.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Assets
Cash and due from banks	$20,729	19,287	20,407	19,084	19,111
Federal funds sold, securities purchased under resale agreements and other short-term investments	266,038	298,325	295,521	300,547	270,130
Trading assets (1)	74,397	81,094	71,556	62,657	64,815
Investment securities:
Available-for-sale, at fair value	308,364	291,591	253,006	255,551	267,358
Held-to-maturity, at cost	99,583	99,241	100,420	79,348	80,197
Mortgages held for sale	26,309	27,423	23,930	18,041	19,603
Loans held for sale	80	183	220	280	279
Loans	967,604	961,326	957,157	947,258	916,559
Allowance for loan losses	(11,419)	(11,583)	(11,664)	(11,621)	(11,545)
Net loans	956,185	949,743	945,493	935,637	905,014
Mortgage servicing rights:
Measured at fair value	12,959	10,415	10,396	11,333	12,415
Amortized	1,406	1,373	1,353	1,359	1,308
Premises and equipment, net	8,333	8,322	8,289	8,349	8,704
Goodwill	26,693	26,688	26,963	27,003	25,529
Derivative assets	14,498	18,736	20,999	20,043	17,656
Other assets (1)	114,541	109,703	110,682	109,950	95,513
Total assets	$1,930,115	1,942,124	1,889,235	1,849,182	1,787,632
Liabilities
Noninterest-bearing deposits	$375,967	376,136	361,934	348,888	351,579
Interest-bearing deposits	930,112	899,758	883,539	892,602	871,733
Total deposits	1,306,079	1,275,894	1,245,473	1,241,490	1,223,312
Short-term borrowings	96,781	124,668	120,258	107,703	97,528
Derivative liabilities	14,492	13,603	15,483	15,184	13,920
Accrued expenses and other liabilities (1)	57,189	69,166	61,433	58,413	59,445
Long-term debt	255,077	254,835	243,927	227,888	199,536
Total liabilities	1,729,618	1,738,166	1,686,574	1,650,678	1,593,741
Equity
Wells Fargo stockholders’ equity:
Preferred stock	24,551	24,594	24,830	24,051	22,214
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,234	60,685	60,691	60,602	60,714
Retained earnings	133,075	130,288	127,076	123,891	120,866
Cumulative other comprehensive income (loss)	(3,137)	2,184	2,948	1,774	297
Treasury stock	(22,713)	(22,247)	(21,068)	(19,687)	(18,867)
Unearned ESOP shares	(1,565)	(1,612)	(1,868)	(2,271)	(1,362)
Total Wells Fargo stockholders’ equity	199,581	203,028	201,745	197,496	192,998
Noncontrolling interests	916	930	916	1,008	893
Total equity	200,497	203,958	202,661	198,504	193,891
Total liabilities and equity	$1,930,115	1,942,124	1,889,235	1,849,182	1,787,632

(1)	Prior periods have been revised to conform to the current period presentation of reporting derivative assets and liabilities separately.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$25,819	26,376	27,939	33,813	36,250
Securities of U.S. states and political subdivisions	51,101	55,366	54,024	51,574	49,990
Mortgage-backed securities:
Federal agencies	161,230	135,692	95,868	95,463	104,546
Residential and commercial	16,318	18,387	19,938	21,246	22,646
Total mortgage-backed securities	177,548	154,079	115,806	116,709	127,192
Other debt securities	52,685	54,537	53,935	51,956	52,289
Total available-for-sale debt securities	307,153	290,358	251,704	254,052	265,721
Marketable equity securities	1,211	1,233	1,302	1,499	1,637
Total available-for-sale securities	308,364	291,591	253,006	255,551	267,358
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,690	44,682	44,675	44,667	44,660
Securities of U.S. states and political subdivisions	6,336	2,994	2,181	2,183	2,185
Federal agency and other mortgage-backed securities (1)	45,161	47,721	49,594	28,016	28,604
Other debt securities	3,396	3,844	3,970	4,482	4,748
Total held-to-maturity debt securities	99,583	99,241	100,420	79,348	80,197
Total investment securities	$407,947	390,832	353,426	334,899	347,555

(1)	Predominantly consists of federal agency mortgage-backed securities.
FIVE QUARTER LOANS

(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Commercial:
Commercial and industrial	$330,840	324,020	323,858	321,547	299,892
Real estate mortgage	132,491	130,223	128,320	124,711	122,160
Real estate construction	23,916	23,340	23,387	22,944	22,164
Lease financing	19,289	18,871	18,973	19,003	12,367
Total commercial	506,536	496,454	494,538	488,205	456,583
Consumer:
Real estate 1-4 family first mortgage	275,579	278,689	277,162	274,734	273,869
Real estate 1-4 family junior lien mortgage	46,237	48,105	49,772	51,324	53,004
Credit card	36,700	34,992	34,137	33,139	34,039
Automobile	62,286	62,873	61,939	60,658	59,966
Other revolving credit and installment	40,266	40,213	39,609	39,198	39,098
Total consumer	461,068	464,872	462,619	459,053	459,976
Total loans (1)	$967,604	961,326	957,157	947,258	916,559

(1)
Includes $16.7 billion, $17.7 billion, $19.3 billion, $20.3 billion, and $20.0 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30, and March 31, 2016, and December 31, 2015, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Commercial foreign loans:
Commercial and industrial	$55,396	51,515	50,515	51,884	49,049
Real estate mortgage	8,541	8,466	8,467	8,367	8,350
Real estate construction	375	310	246	311	444
Lease financing	972	958	987	983	274
Total commercial foreign loans	$65,284	61,249	60,215	61,545	58,117

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Nonaccrual loans:
Commercial:
Commercial and industrial	$3,216	3,331	3,464	2,911	1,363
Real estate mortgage	685	780	872	896	969
Real estate construction	43	59	59	63	66
Lease financing	115	92	112	99	26
Total commercial	4,059	4,262	4,507	3,969	2,424
Consumer:
Real estate 1-4 family first mortgage	4,962	5,310	5,970	6,683	7,293
Real estate 1-4 family junior lien mortgage	1,206	1,259	1,330	1,421	1,495
Automobile	106	108	111	114	121
Other revolving credit and installment	51	47	45	47	49
Total consumer	6,325	6,724	7,456	8,265	8,958
Total nonaccrual loans (1)(2)(3)	$10,384	10,986	11,963	12,234	11,382
As a percentage of total loans	1.07%	1.14	1.25	1.29	1.24
Foreclosed assets:
Government insured/guaranteed	$197	282	321	386	446
Non-government insured/guaranteed	781	738	796	893	979
Total foreclosed assets	978	1,020	1,117	1,279	1,425
Total nonperforming assets	$11,362	12,006	13,080	13,513	12,807
As a percentage of total loans	1.17%	1.25	1.37	1.43	1.40

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans largely guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Total (excluding PCI)(1):	$11,858	12,068	12,385	13,060	14,380
Less: FHA insured/guaranteed by the VA (2)(3)	10,883	11,198	11,577	12,233	13,373
Less: Student loans guaranteed under the FFELP (4)	3	17	20	24	26
Total, not government insured/guaranteed	$972	853	788	803	981
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$28	47	36	24	97
Real estate mortgage	36	4	22	8	13
Real estate construction	—	—	—	2	4
Total commercial	64	51	58	34	114
Consumer:
Real estate 1-4 family first mortgage (3)	175	171	169	167	224
Real estate 1-4 family junior lien mortgage (3)	56	54	52	55	65
Credit card	452	392	348	389	397
Automobile	112	81	64	55	79
Other revolving credit and installment	113	104	97	103	102
Total consumer	908	802	730	769	867
Total, not government insured/guaranteed	$972	853	788	803	981

(1)	PCI loans totaled $2.0 billion, $2.2 billion, $2.4 billion, $2.7 billion and $2.9 billion, at December 31, September 30, June 30, and March 31, 2016, and December 31, 2015, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)	Represents loans whose repayments are largely guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended Dec 31, 2016	Year ended Dec 31, 2016	2009-2015
Balance, beginning of period	$11,619	16,301	10,447
Change in accretable yield due to acquisitions	(31)	27	132
Accretion into interest income (1)	(373)	(1,365)	(14,212)
Accretion into noninterest income due to sales (2)	—	(9)	(458)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	—	1,221	9,734
Changes in expected cash flows that do not affect nonaccretable difference (4)	1	(4,959)	10,658
Balance, end of period	$11,216	11,216	16,301

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At December 31, 2016, our carrying value for PCI loans totaled $16.7 billion and the remainder of nonaccretable difference established in purchase accounting totaled $954 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	December 31, 2016
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$14,219	65%	$11,070	50%	$7,871	47%
Florida	1,648	72	1,216	52	1,651	58
New Jersey	663	77	470	54	1,090	65
New York	483	72	408	56	542	61
Texas	175	50	154	44	654	39
Other states	3,323	72	2,585	55	4,581	59
Total Pick-a-Pay loans	$20,511	67	$15,903	51	$16,389	53

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2016.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended December 31,		Year ended December 31,
(in millions)	2016	2015	2016	2015
Balance, beginning of period	$12,694	12,562	12,512	13,169
Provision for credit losses	805	831	3,770	2,442
Interest income on certain impaired loans (1)	(52)	(48)	(205)	(198)
Loan charge-offs:
Commercial:
Commercial and industrial	(309)	(275)	(1,419)	(734)
Real estate mortgage	(14)	(11)	(27)	(59)
Real estate construction	—	(2)	(1)	(4)
Lease financing	(16)	(3)	(41)	(14)
Total commercial	(339)	(291)	(1,488)	(811)
Consumer:
Real estate 1-4 family first mortgage	(86)	(113)	(452)	(507)
Real estate 1-4 family junior lien mortgage	(110)	(134)	(495)	(635)
Credit card	(329)	(295)	(1,259)	(1,116)
Automobile	(243)	(211)	(845)	(742)
Other revolving credit and installment	(200)	(178)	(708)	(643)
Total consumer	(968)	(931)	(3,759)	(3,643)
Total loan charge-offs	(1,307)	(1,222)	(5,247)	(4,454)
Loan recoveries:
Commercial:
Commercial and industrial	53	60	263	252
Real estate mortgage	26	30	116	127
Real estate construction	8	12	38	37
Lease financing	1	2	11	8
Total commercial	88	104	428	424
Consumer:
Real estate 1-4 family first mortgage	89	63	373	245
Real estate 1-4 family junior lien mortgage	66	64	266	259
Credit card	54	52	207	175
Automobile	77	76	325	325
Other revolving credit and installment	28	32	128	134
Total consumer	314	287	1,299	1,138
Total loan recoveries	402	391	1,727	1,562
Net loan charge-offs	(905)	(831)	(3,520)	(2,892)
Other	(2)	(2)	(17)	(9)
Balance, end of period	$12,540	12,512	12,540	12,512
Components:
Allowance for loan losses	$11,419	11,545	11,419	11,545
Allowance for unfunded credit commitments	1,121	967	1,121	967
Allowance for credit losses	$12,540	12,512	12,540	12,512
Net loan charge-offs (annualized) as a percentage of average total loans	0.37%	0.36	0.37	0.33
Allowance for loan losses as a percentage of total loans	1.18	1.26	1.18	1.26
Allowance for credit losses as a percentage of total loans	1.30	1.37	1.30	1.37

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Balance, beginning of quarter	$12,694	12,749	12,668	12,512	12,562
Provision for credit losses	805	805	1,074	1,086	831
Interest income on certain impaired loans (1)	(52)	(54)	(51)	(48)	(48)
Loan charge-offs:
Commercial:
Commercial and industrial	(309)	(324)	(437)	(349)	(275)
Real estate mortgage	(14)	(7)	(3)	(3)	(11)
Real estate construction	—	—	(1)	—	(2)
Lease financing	(16)	(4)	(17)	(4)	(3)
Total commercial	(339)	(335)	(458)	(356)	(291)
Consumer:
Real estate 1-4 family first mortgage	(86)	(106)	(123)	(137)	(113)
Real estate 1-4 family junior lien mortgage	(110)	(119)	(133)	(133)	(134)
Credit card	(329)	(296)	(320)	(314)	(295)
Automobile	(243)	(215)	(176)	(211)	(211)
Other revolving credit and installment	(200)	(170)	(163)	(175)	(178)
Total consumer	(968)	(906)	(915)	(970)	(931)
Total loan charge-offs	(1,307)	(1,241)	(1,373)	(1,326)	(1,222)
Loan recoveries:
Commercial:
Commercial and industrial	53	65	69	76	60
Real estate mortgage	26	35	23	32	30
Real estate construction	8	18	4	8	12
Lease financing	1	2	5	3	2
Total commercial	88	120	101	119	104
Consumer:
Real estate 1-4 family first mortgage	89	86	109	89	63
Real estate 1-4 family junior lien mortgage	66	70	71	59	64
Credit card	54	51	50	52	52
Automobile	77	78	86	84	76
Other revolving credit and installment	28	31	32	37	32
Total consumer	314	316	348	321	287
Total loan recoveries	402	436	449	440	391
Net loan charge-offs	(905)	(805)	(924)	(886)	(831)
Other	(2)	(1)	(18)	4	(2)
Balance, end of quarter	$12,540	12,694	12,749	12,668	12,512
Components:
Allowance for loan losses	$11,419	11,583	11,664	11,621	11,545
Allowance for unfunded credit commitments	1,121	1,111	1,085	1,047	967
Allowance for credit losses	$12,540	12,694	12,749	12,668	12,512
Net loan charge-offs (annualized) as a percentage of average total loans	0.37%	0.33	0.39	0.38	0.36
Allowance for loan losses as a percentage of:
Total loans	1.18	1.20	1.22	1.23	1.26
Nonaccrual loans	110	105	98	95	101
Nonaccrual loans and other nonperforming assets	101	96	89	86	90
Allowance for credit losses as a percentage of:
Total loans	1.30	1.32	1.33	1.34	1.37
Nonaccrual loans	121	116	107	104	110
Nonaccrual loans and other nonperforming assets	110	106	97	94	98

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Tangible book value per common share (1):
Total equity		$200,497	203,958	202,661	198,504	193,891
Adjustments:
Preferred stock		(24,551)	(24,594)	(24,830)	(24,051)	(22,214)
Additional paid-in capital on ESOP preferred stock		(126)	(130)	(150)	(182)	(110)
Unearned ESOP shares		1,565	1,612	1,868	2,271	1,362
Noncontrolling interests		(916)	(930)	(916)	(1,008)	(893)
Total common stockholders' equity	(A)	176,469	179,916	178,633	175,534	172,036
Adjustments:
Goodwill		(26,693)	(26,688)	(26,963)	(27,003)	(25,529)
Certain identifiable intangible assets (other than MSRs)		(2,723)	(3,001)	(3,356)	(3,814)	(3,167)
Other assets (2)		(2,088)	(2,230)	(2,110)	(2,023)	(2,074)
Applicable deferred taxes (3)		1,772	1,832	1,906	1,985	2,071
Tangible common equity	(B)	$146,737	149,829	148,110	144,679	143,337
Common shares outstanding	(C)	5,016.1	5,023.9	5,048.5	5,075.9	5,092.1
Book value per common share	(A)/(C)	$35.18	35.81	35.38	34.58	33.78
Tangible book value per common share	(B)/(C)	29.25	29.82	29.34	28.50	28.15

		Quarter ended					Year ended
(in millions, except ratios)		Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$4,872	5,243	5,173	5,085	5,203	20,373	21,470
Average total equity		201,247	203,883	201,003	196,586	195,025	200,690	191,584
Adjustments:
Preferred stock		(24,579)	(24,813)	(24,091)	(23,963)	(22,407)	(24,363)	(21,715)
Additional paid-in capital on ESOP preferred stock		(128)	(148)	(168)	(201)	(127)	(161)	(138)
Unearned ESOP shares		1,596	1,850	2,094	2,509	1,572	2,011	1,716
Noncontrolling interests		(928)	(927)	(984)	(904)	(979)	(936)	(1,048)
Average common stockholders’ equity	(B)	177,208	179,845	177,854	174,027	173,084	177,241	170,399
Adjustments:
Goodwill		(26,713)	(26,979)	(27,037)	(26,069)	(25,580)	(26,700)	(25,673)
Certain identifiable intangible assets (other than MSRs)		(2,871)	(3,145)	(3,600)	(3,407)	(3,317)	(3,254)	(3,793)
Other assets (2)		(2,175)	(2,131)	(2,096)	(2,065)	(1,987)	(2,117)	(1,654)
Applicable deferred taxes (3)		1,785	1,855	1,934	2,014	2,103	1,897	2,248
Average tangible common equity	(C)	$147,234	149,445	147,055	144,500	144,303	147,067	141,527
Return on average common stockholders' equity (ROE)	(A)/(B)	10.94%	11.60	11.70	11.75	11.93	11.49	12.60
Return on average tangible common equity (ROTCE)	(A)/(C)	13.16	13.96	14.15	14.15	14.30	13.85	15.17

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Total equity		$200.5	204.0	202.7	198.5	193.9
Adjustments:
Preferred stock		(24.6)	(24.6)	(24.8)	(24.1)	(22.2)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.2)	(0.2)	(0.1)
Unearned ESOP shares		1.6	1.6	1.9	2.3	1.3
Noncontrolling interests		(0.9)	(1.0)	(1.0)	(1.0)	(0.9)
Total common stockholders' equity		176.5	179.9	178.6	175.5	172.0
Adjustments:
Goodwill		(26.7)	(26.7)	(27.0)	(27.0)	(25.5)
Certain identifiable intangible assets (other than MSRs)		(2.7)	(3.0)	(3.4)	(3.8)	(3.2)
Other assets (2)		(2.1)	(2.2)	(2.0)	(2.1)	(2.1)
Applicable deferred taxes (3)		1.8	1.8	1.9	2.0	2.1
Investment in certain subsidiaries and other		(0.4)	(2.0)	(2.5)	(1.9)	(0.9)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	146.4	147.8	145.6	142.7	142.4
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,369.8	1,380.0	1,372.9	1,345.1	1,321.7
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	10.7%	10.7	10.6	10.6	10.8

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position.

(2)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of December 31, 2016, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for September 30, June 30 and March 31, 2016, and December 31, 2015, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s December 31, 2016, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Quarter ended Dec 31,
Net interest income (3)	$7,556	7,409	4,323	3,711	1,061	933	(538)	(465)	12,402	11,588
Provision (reversal of provision) for credit losses	631	704	168	126	3	(6)	3	7	805	831
Noninterest income	4,105	4,921	2,830	2,848	3,013	3,014	(768)	(785)	9,180	9,998
Noninterest expense	6,985	6,893	4,002	3,491	3,042	2,998	(814)	(783)	13,215	12,599
Income (loss) before income tax expense (benefit)	4,045	4,733	2,983	2,942	1,029	955	(495)	(474)	7,562	8,156
Income tax expense (benefit)	1,272	1,507	795	841	380	366	(189)	(181)	2,258	2,533
Net income (loss) before noncontrolling interests	2,773	3,226	2,188	2,101	649	589	(306)	(293)	5,304	5,623
Less: Net income (loss) from noncontrolling interests	40	57	(6)	(3)	(4)	(6)	—	—	30	48
Net income (loss)	$2,733	3,169	2,194	2,104	653	595	(306)	(293)	5,274	5,575

Average loans	$488.1	482.2	461.5	417.0	70.0	63.0	(55.5)	(49.9)	964.1	912.3
Average assets	1,000.7	921.4	811.9	755.4	220.4	197.9	(88.7)	(87.4)	1,944.3	1,787.3
Average deposits	709.8	663.7	459.2	449.3	194.9	177.9	(79.7)	(74.1)	1,284.2	1,216.8

Year ended Dec 31,
Net interest income (3)	$29,833	29,242	16,052	14,350	3,913	3,478	(2,044)	(1,769)	47,754	45,301
Provision (reversal of provision) for credit losses	2,691	2,427	1,073	27	(5)	(25)	11	13	3,770	2,442
Noninterest income	19,033	20,099	12,490	11,554	12,033	12,299	(3,043)	(3,196)	40,513	40,756
Noninterest expense	27,422	26,981	16,126	14,116	12,059	12,067	(3,230)	(3,190)	52,377	49,974
Income (loss) before income tax expense (benefit)	18,753	19,933	11,343	11,761	3,892	3,735	(1,868)	(1,788)	32,120	33,641
Income tax expense (benefit)	6,182	6,202	3,136	3,424	1,467	1,420	(710)	(681)	10,075	10,365
Net income (loss) before noncontrolling interests	12,571	13,731	8,207	8,337	2,425	2,315	(1,158)	(1,107)	22,045	23,276
Less: Net income (loss) from noncontrolling interests	136	240	(28)	143	(1)	(1)	—	—	107	382
Net income (loss)	$12,435	13,491	8,235	8,194	2,426	2,316	(1,158)	(1,107)	21,938	22,894

Average loans	$486.9	475.9	449.3	397.3	67.3	60.1	(53.5)	(47.9)	950.0	885.4
Average assets	977.3	910.0	782.0	724.9	211.5	192.8	(85.4)	(84.8)	1,885.4	1,742.9
Average deposits	701.2	654.4	438.6	438.9	187.8	172.3	(77.0)	(71.5)	1,250.6	1,194.1

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective fourth quarter 2016, we realigned some personnel and business activities from Wholesale Banking to Community Banking, as a result of the formation of the new Payments, Virtual Solutions, and Innovation Group. Results for these operating segments reflect the shift prospectively from November 1, 2016.

(2)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
COMMUNITY BANKING
Net interest income (2)	$7,556	7,430	7,379	7,468	7,409
Provision for credit losses	631	651	689	720	704
Noninterest income	4,105	4,957	4,825	5,146	4,921
Noninterest expense	6,985	6,953	6,648	6,836	6,893
Income before income tax expense	4,045	4,783	4,867	5,058	4,733
Income tax expense	1,272	1,546	1,667	1,697	1,507
Net income before noncontrolling interests	2,773	3,237	3,200	3,361	3,226
Less: Net income from noncontrolling interests	40	10	21	65	57
Segment net income	$2,733	3,227	3,179	3,296	3,169
Average loans	$488.1	489.2	485.7	484.3	482.2
Average assets	1,000.7	993.6	967.6	947.4	921.4
Average deposits	709.8	708.0	703.7	683.0	663.7
WHOLESALE BANKING
Net interest income (2)	$4,323	4,062	3,919	3,748	3,711
Provision for credit losses	168	157	385	363	126
Noninterest income	2,830	3,085	3,365	3,210	2,848
Noninterest expense	4,002	4,120	4,036	3,968	3,491
Income before income tax expense	2,983	2,870	2,863	2,627	2,942
Income tax expense	795	827	795	719	841
Net income before noncontrolling interests	2,188	2,043	2,068	1,908	2,101
Less: Net loss from noncontrolling interests	(6)	(4)	(5)	(13)	(3)
Segment net income	$2,194	2,047	2,073	1,921	2,104
Average loans	$461.5	454.3	451.4	429.8	417.0
Average assets	811.9	794.2	772.6	748.6	755.4
Average deposits	459.2	441.2	425.8	428.0	449.3
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,061	977	932	943	933
Provision (reversal of provision) for credit losses	3	4	2	(14)	(6)
Noninterest income	3,013	3,122	2,987	2,911	3,014
Noninterest expense	3,042	2,999	2,976	3,042	2,998
Income before income tax expense	1,029	1,096	941	826	955
Income tax expense	380	415	358	314	366
Net income before noncontrolling interests	649	681	583	512	589
Less: Net income (loss) from noncontrolling interests	(4)	4	(1)	—	(6)
Segment net income	$653	677	584	512	595
Average loans	$70.0	68.4	66.7	64.1	63.0
Average assets	220.4	212.1	205.3	208.1	197.9
Average deposits	194.9	189.2	182.5	184.5	177.9
OTHER (3)
Net interest income (2)	$(538)	(517)	(497)	(492)	(465)
Provision (reversal of provision) for credit losses	3	(7)	(2)	17	7
Noninterest income	(768)	(788)	(748)	(739)	(785)
Noninterest expense	(814)	(804)	(794)	(818)	(783)
Loss before income tax benefit	(495)	(494)	(449)	(430)	(474)
Income tax benefit	(189)	(187)	(171)	(163)	(181)
Net loss before noncontrolling interests	(306)	(307)	(278)	(267)	(293)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(306)	(307)	(278)	(267)	(293)
Average loans	$(55.5)	(54.4)	(53.0)	(51.0)	(49.9)
Average assets	(88.7)	(85.3)	(83.4)	(84.2)	(87.4)
Average deposits	(79.7)	(76.9)	(75.3)	(76.1)	(74.1)
CONSOLIDATED COMPANY
Net interest income (2)	$12,402	11,952	11,733	11,667	11,588
Provision for credit losses	805	805	1,074	1,086	831
Noninterest income	9,180	10,376	10,429	10,528	9,998
Noninterest expense	13,215	13,268	12,866	13,028	12,599
Income before income tax expense	7,562	8,255	8,222	8,081	8,156
Income tax expense	2,258	2,601	2,649	2,567	2,533
Net income before noncontrolling interests	5,304	5,654	5,573	5,514	5,623
Less: Net income from noncontrolling interests	30	10	15	52	48
Wells Fargo net income	$5,274	5,644	5,558	5,462	5,575
Average loans	$964.1	957.5	950.8	927.2	912.3
Average assets	1,944.3	1,914.6	1,862.1	1,819.9	1,787.3
Average deposits	1,284.2	1,261.5	1,236.7	1,219.4	1,216.8

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective fourth quarter 2016, we realigned some personnel and business activities from Wholesale Banking to Community Banking, as a result of the formation of the new Payments, Virtual Solutions, and Innovation Group. Results for these operating segments reflect the shift prospectively from November 1, 2016.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
MSRs measured using the fair value method:
Fair value, beginning of quarter	$10,415	10,396	11,333	12,415	11,778
Servicing from securitizations or asset transfers (1)	752	609	477	366	372
Sales and other (2)	(47)	4	(22)	—	(9)
Net additions	705	613	455	366	363
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	2,367	39	(779)	(1,084)	560
Servicing and foreclosure costs (4)	93	(10)	(4)	27	(37)
Prepayment estimates and other (5)	(106)	(37)	(41)	100	244
Net changes in valuation model inputs or assumptions	2,354	(8)	(824)	(957)	767
Other changes in fair value (6)	(515)	(586)	(568)	(491)	(493)
Total changes in fair value	1,839	(594)	(1,392)	(1,448)	274
Fair value, end of quarter	$12,959	10,415	10,396	11,333	12,415

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)	Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances)

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

(6)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Amortized MSRs:
Balance, beginning of quarter	$1,373	1,353	1,359	1,308	1,277
Purchases	34	18	24	21	48
Servicing from securitizations or asset transfers	66	69	38	97	49
Amortization	(67)	(67)	(68)	(67)	(66)
Balance, end of quarter	$1,406	1,373	1,353	1,359	1,308
Fair value of amortized MSRs:
Beginning of quarter	$1,627	1,620	1,725	1,680	1,643
End of quarter	1,956	1,627	1,620	1,725	1,680

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Servicing income, net:
Servicing fees (1)		$738	878	842	910	872
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	2,354	(8)	(824)	(957)	767
Other changes in fair value (3)		(515)	(586)	(568)	(491)	(493)
Total changes in fair value of MSRs carried at fair value		1,839	(594)	(1,392)	(1,448)	274
Amortization		(67)	(67)	(68)	(67)	(66)
Net derivative gains (losses) from economic hedges (4)	(B)	(2,314)	142	978	1,455	(350)
Total servicing income, net		$196	359	360	850	730
Market-related valuation changes to MSRs, net of hedge results (2)(4)	(A)+(B)	$40	134	154	498	417

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,205	1,226	1,250	1,280	1,300
Owned loans serviced	347	352	349	342	345
Subserviced for others	8	4	4	4	4
Total residential servicing	1,560	1,582	1,603	1,626	1,649
Commercial mortgage servicing:
Serviced for others	479	477	478	485	478
Owned loans serviced	132	130	128	125	122
Subserviced for others	8	8	8	8	7
Total commercial servicing	619	615	614	618	607
Total managed servicing portfolio	$2,179	2,197	2,217	2,244	2,256
Total serviced for others	$1,684	1,703	1,728	1,765	1,778
Ratio of MSRs to related loans serviced for others	0.85%	0.69	0.68	0.72	0.77
Weighted-average note rate (mortgage loans serviced for others)	4.26	4.28	4.32	4.34	4.37

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$939	953	744	532	600
Commercial		90	167	72	71	108
Residential pipeline and unsold/repurchased loan management (1)		192	188	238	145	222
Total		$1,221	1,308	1,054	748	930
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$75	100	95	77	64
Refinances as a percentage of applications		48%	55	46	52	48
Wells Fargo first mortgage unclosed pipeline, at quarter end		$30	50	47	39	29
Residential real estate originations:
Purchases as a percentage of originations		50%	58	60	55	59
Refinances as a percentage of originations		50	42	40	45	41
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$35	37	34	24	27
Correspondent		36	32	28	19	19
Other (2)		1	1	1	1	1
Total quarter-to-date		$72	70	63	44	47
Held-for-sale	(B)	$56	53	46	31	33
Held-for-investment		16	17	17	13	14
Total quarter-to-date		$72	70	63	44	47
Total year-to-date		$249	177	107	44	213
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.68%	1.81	1.66	1.68	1.83

(1)	Primarily includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Balance, beginning of period	$239	255	355	378	538
Provision for repurchase losses:
Loan sales	10	11	8	7	9
Change in estimate (1)	(7)	(24)	(89)	(19)	(128)
Net additions (reductions)	3	(13)	(81)	(12)	(119)
Losses	(13)	(3)	(19)	(11)	(41)
Balance, end of period	$229	239	255	355	378

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.